October 12, 2006 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

                  Ohio Valley Banc Corp Reports Earnings Growth
                  ---------------------------------------------
GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended September 30, 2006, of $1,817,000, an increase of 4.7 percent over the $1,736,000 earned for the third quarter of 2005. Earnings per share for the third quarter of 2006 were $.43, up 4.9 percent from the prior year third quarter. Comparing the nine months ended September 30, 2006 to the same time period in 2005, net income increased 6.8 percent to reach $5,382,000. Earnings per share were $1.27 for the first nine months of 2006 versus $1.18 for the first nine months of 2005, an increase of 7.6 percent.
Return on average assets and return on average equity both improved to .95 percent and 12.07 percent, respectively, for the nine months ended September 30, 2006, as compared to .93 percent and 11.76 percent, respectively, for the same time period in the prior year.
     Net interest income, the Company's largest revenue source, contributed to the increased earnings. For the nine months ended September 30, 2006, net interest income increased $959,000, or 4.6 percent, over the same time period last year. This increase was attributable to the growth in the Company's earning assets during the first nine months of 2006; while the Company's net interest margin remained stable. The average earning assets for the first nine months of 2006 were up $33,675,000, or 4.9 percent, from the same time period in 2005 driven by commercial and residential real estate lending. The net interest margin for the nine months ending September 30, 2006 was 4.10 percent, compared to 4.11 percent for the same time period the prior year. For the third quarter of 2006, net interest income was up $13,000 from the prior year third quarter. Although the Company's average earning assets were up $30,880,000 during the third quarter of 2006, as compared to the third quarter of 2005, this growth was offset by a lower net interest margin. Comparing the third quarter of 2006 to the third quarter of 2005, the net interest margin was down 16 basis points. The decline in net interest margin was partially related to a higher balance of loans on nonaccrual status.
     Based on the evaluation of the adequacy of the allowance for loan losses, management provided $1,931,000 to the allowance for loan losses for the nine months ended September 30, 2006, an increase of $783,000 from the same time period the prior year. The increase in the provision for loan losses was primarily associated with higher nonperforming loan balances. The Company's ratio of nonperforming loans to total loans stood at 1.36 percent at September 30, 2006, as compared to .41 percent at December 31, 2005, and the ratio of nonperforming assets to total assets was 1.36 percent at September 30, 2006, as compared to .62 percent at December 31, 2005. The higher nonperforming loan balance consists primarily of two commercial loan relationships representing .90 percent of total loans. The loans are secured by liens on commercial real estate and equipment, personal guarantees and life insurance. The Company's net charge-offs for the nine months ending September 30, 2006 were down $542,000 from the same nine-month time period in 2005, occurring primarily in commercial loans. The allowance for loan losses was 1.32 percent of total loans at September 30, 2006, as compared to 1.16 percent at December 31, 2005. Management believes that the allowance for loan losses is adequate and reflects probable incurred losses in the portfolio.
     Noninterest income totaled $4,475,000 for the nine months ended September 30, 2006, as compared to $4,064,000 for the same time period last year, an increase of 10.1 percent. For the three months ended September 30, 2006, noninterest income totaled $1,616,000 and was up 16.0 percent from 2005's third quarter. Contributing to the 2006 noninterest income growth was the increase in revenue from additional investments in bank owned life insurance throughout 2005 in addition to life insurance proceeds received in 2006. Furthermore, income growth continues to be enhanced by the increased volume of transactions utilizing the Company's Jeanie(R) Plus debit card. Interchange fees earned for the first nine months of 2006 were up 17.0 percent from the first nine months in 2005. For the same time period, monthly service charge fees decreased 15.8% due to the growth in the number of Easy Checking accounts featuring no service charge or minimum balance requirements.
     On a year-to-date basis, noninterest expense totaled $16,660,000 in 2006, an increase of $384,000, or only 2.4 percent, when compared to $16,276,000 the previous year. On a quarter-to-date basis, noninterest expense increased $206,000, or 3.8 percent, from the third quarter in 2005. Salaries and employee benefits, the Company's largest noninterest expense, grew $233,000, or 2.4 percent, for the first nine months of 2006, as compared to the same time period
in  2005.  The  remaining   noninterest  expense  categories  were  up  $151,000
collectively from 2005, led by additional collection expense associated with the higher nonperforming loans. The emphasis management placed on expense control contributed to an improvement in efficiency. The efficiency ratio, which represents the cost to generate a dollar of revenue, improved to 63.14 percent for the nine months ended September 30, 2006, as compared to 65.17 percent for the nine months ended September 30, 2005.
     Total assets increased $22,482,000 from year-end 2005 to reach $772,201,000 at September 30, 2006. The asset growth resulted from an increase in loans of
$11,279,000, occurring primarily in commercial and residential real estate loans. Funding loan growth was an increase in money market deposits and certificates of deposit which contributed to total deposit growth of $36,170,000 from December 31, 2005. The growth in retail deposits permitted the Company to reduce borrowed funds by $18,822,000 from year-end 2005.
     "The third quarter continues to reflect mixed results from operations," stated Jeffrey E. Smith, President and CEO. "On the down side our earnings increase, on a year-to-date basis, was limited to 6.8 percent by higher provision for loan loss expense as well as increased collection expenses due to higher nonperforming loans. The higher nonperforming loans at 1.36 percent of total loans consist primarily of two commercial relationships which account for ..90 percent of the total nonperforming ratio. While our lenders, collectors and attorneys are working diligently to resolve or liquidate the problem credits; they could linger into fiscal year 2007. On the other hand, we are pleased with our employees' continued efforts in the areas of revenue growth and expense
control.   Our  debit  card  interchange  fees  continue  to  increase  and  our internet-related services helped to hold the increase in noninterest expense to just 2.4 percent."
     Ohio Valley Banc Corp common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                  Three months ended                     Nine months ended
                                                    September 30,                          September 30,
                                                2006              2005                2006               2005
                                            -------------      ------------       -------------      --------------
PER SHARE DATA
  Earnings per share                               $0.43             $0.41               $1.27               $1.18
  Dividend per share                               $0.17             $0.16               $0.50               $0.47
  Book value per share                            $14.51            $13.71              $14.51              $13.71
  Dividend payout ratio                           39.57%            39.42%              39.39%              40.14%
  Weighted average shares outstanding          4,228,798         4,270,276           4,239,291           4,282,089

PERFORMANCE RATIOS
  Return on average equity                        12.03%            11.86%              12.07%              11.76%
  Return on average assets                         0.95%             0.94%               0.95%               0.93%
  Net interest margin                              3.97%             4.13%               4.10%               4.11%
  Efficiency ratio                                64.34%            63.84%              63.14%              65.17%
  Average earning assets (in 000's)             $717,736          $686,856            $714,221            $680,546


OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                  Three months ended                     Nine months ended
(in $000's)                                          September 30,                          September 30,
                                                2006              2005                2006               2005
                                            -------------      ------------       -------------      --------------
Interest income:
     Interest and fees on loans           $       12,410     $      10,933      $       36,279     $        31,259
     Interest and dividends on securities            997               840               2,802               2,581
          Total interest income                   13,407            11,773              39,081              33,840
Interest expense:
     Deposits                                      4,964             3,349              13,341               9,291
     Borrowings                                    1,335             1,329               4,055               3,823
          Total interest expense                   6,299             4,678              17,396              13,114
Net interest income                                7,108             7,095              21,685              20,726
Provision for loan losses                            474               501               1,931               1,148
Noninterest income:
     Service charges on deposit accounts             806               783               2,245               2,299
     Trust fees                                       56                54                 165                 161
     Income from bank owned insurance                270               149                 727                 440
     Gain on sale of loans                            21                32                  75                  88
     Other                                           463               375               1,263               1,076
          Total noninterest income                 1,616             1,393               4,475               4,064
Noninterest expense:
     Salaries and employee benefits                3,278             3,244               9,803               9,570
     Occupancy                                       347               327                 999                 978
     Furniture and equipment                         268               310                 811                 902
     Data processing                                 197               170                 613                 501
     Other                                         1,573             1,406               4,434               4,325
          Total noninterest expense                5,663             5,457              16,660              16,276
Income before income taxes                         2,587             2,530               7,569               7,366
Income taxes                                         770               794               2,187               2,328
NET INCOME                                $        1,817     $       1,736      $        5,382     $         5,038

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share and per share data)                                     September 30,       December 31,
                                                                                      2006               2005
                                                                                ---------------   -----------------
ASSETS
Cash and noninterest-bearing deposits with banks                                $       15,125     $        18,516
Federal funds sold                                                                       9,900               1,100
     Total cash and cash equivalents                                                    25,025              19,616
Interest-bearing deposits in other financial institutions                                  515                 510
Securities available-for-sale                                                           68,972              66,328
Securities held-to-maturity
  (estimated fair value:  2006 - $13,800, 2005 - $12,373)                               13,519              12,088
FHLB stock                                                                               5,946               5,697
Total loans                                                                            628,811             617,532
  Less:  Allowance for loan losses                                                      (8,285)             (7,133)
     Net loans                                                                         620,526             610,399
Premises and equipment, net                                                              9,908               8,299
Accrued income receivable                                                                3,383               2,819
Goodwill                                                                                 1,267               1,267
Bank owned life insurance                                                               15,906              15,962
Other assets                                                                             7,234               6,734
          Total assets                                                          $      772,201     $       749,719

LIABILITIES
Noninterest-bearing deposits                                                    $       72,363     $        82,561
Interest-bearing deposits                                                              526,673             480,305
     Total deposits                                                                    599,036             562,866
Securities sold under agreements to repurchase                                          19,923              29,070
Other borrowed funds                                                                    66,498              76,173
Subordinated debentures                                                                 13,500              13,500
Accrued liabilities                                                                     12,066               8,839
          Total liabilities                                                            711,023             690,448

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000 shares authorized;
  2006 - 4,626,339 shares issued, 2005 - 4,626,336 shares issued)                        4,626               4,626
Additional paid-in-capital                                                              32,282              32,282
Retained earnings                                                                       35,106              31,843
Accumulated other comprehensive income                                                  (1,356)             (1,231)
Treasury stock at cost (2006 - 410,220 shares, 2005 - 361,365 shares)                   (9,480)             (8,249)
          Total shareholders' equity                                                    61,178              59,271
               Total liabilities and shareholders' equity                       $      772,201     $       749,719